SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) June 30, 2000
                                                        --------------



                              MEGADATA CORPORATION
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             New York                    000-07642              112208938
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   (State or other jurisdiction       (Commission File        (IRS Employer
        of incorporation)                 Number)          Identification No.)


              47 Arch Street, Greenwich, CT                             06830
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        (Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code (203) 629-8757
                                                         ---------------



                 Not applicable (Former name or former address,
                         if changed since last report.)


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ITEM 5.  OTHER EVENTS.

On June 30, 2000, G.S. Beckwith Gilbert, Chairman and Chief Executive Officer of Megadata Corporation (the "Company"), converted certain promissory notes of the Company into shares of common stock of the Company. The notes were originally issued by the Company between November 1998 and August 1999 in exchange for financing provided by Mr. Gilbert. Mr. Gilbert converted the full principal amount of two notes and part of the principal amounts of nine other notes, together with interest accrued thereon (an aggregate amount of $583,143.75, including accrued interest) into 466,515 shares of common stock of the Company, at the conversion rate of $1.25 per share. After the conversion, on June 30, 2000, the total outstanding principal balance on all of the notes issued by the Company to Mr. Gilbert was $1,175,000. The conversion increased the number of outstanding shares of the Company's common stock to 2,978,115.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MEGADATA CORPORATION

Dated:  July 20, 2000                    By:   G.S. Beckwith Gilbert
                                              ----------------------------------
                                              G.S. Beckwith Gilbert
                                              Chairman and Chief Executive
                                              Officer